UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2022

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 27, 2022, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), Athene Parent, Inc., a Nevada corporation (“Parent”), and Athene Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent is an affiliate of investment funds advised by EW Healthcare Partners (“EW”). Capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”) at a price per share of $10.00, in cash, without interest (the “Offer Price”), subject to any withholding of taxes required by applicable law. The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances.

The Merger Agreement provides that, following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger will be governed by Section 92A.133 of the Nevada Revised Statutes (the “NRS”), with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than shares of Common Stock held in the treasury of the Company, owned by a wholly-owned subsidiary of the Company or by Parent, Merger Sub, or any other subsidiary of Parent) will be converted into the right to receive cash in an amount equal to the Offer Price, without interest.

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, were fair to and in the best interests of the Company and its stockholders, (ii) adopted and approved and declared advisable the Merger Agreement and the transactions contemplated thereby, and (iii) recommended, by resolution, that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer.

Immediately prior to the effective time of the Merger (the “Effective Time”), except as provided in the Merger Agreement, each option to purchase Common Stock, whether vested or unvested, outstanding and unexercised immediately prior to the Effective Time will vest (if unvested) and be cancelled without any consideration in respect thereof. Immediately prior to the Effective Time, subject to the Merger Agreement, each unvested Company restricted stock unit award (other than a Company restricted performance-based stock unit award) that is outstanding will fully vest and will be cancelled and converted into the right to receive an amount (subject to any applicable withholding tax) in cash equal to the product of the Offer Price and the number of shares subject to such Company restricted stock unit award. Immediately prior to the Effective Time, subject to the Merger Agreement, each performance-based stock unit award of the Company that is outstanding will be cancelled and converted into the right to receive an amount (subject to any applicable withholding tax) in cash equal to the product of the Offer Price and the number of shares that vest at target vesting level for such performance-based stock unit award.

Pursuant to the terms of the Merger Agreement, following the date of the Merger Agreement, the Company will take all actions with respect to the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”) to provide that (i) with respect to any offering periods in effect as of the date of the Merger Agreement (the “Current Purchase Period”), no employee who is not a participant in the ESPP as of the date of the Merger Agreement may become a participant in the ESPP and no employee participating in the Current Purchase Period may increase the percentage amount of his or her payroll deduction election in effect immediately prior to the date of the Merger Agreement, (ii) there will be no new offering periods following the Current Purchase Period, and (iii) in all events, the Company will terminate the ESPP immediately prior to, and subject to the occurrence of, the Effective Time. The Current Purchase Period will end on November 14, 2022; provided, that if the Effective Time is prior to November 14, 2022, the Company will end the Current Purchase Period immediately prior to the Effective Time, and all outstanding purchase rights under the ESPP will be automatically exercised, in accordance with the terms of the ESPP, at such time, and any shares of Common Stock purchased under the ESPP will be cancelled and converted into the right to receive the Offer Price.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. The Merger Agreement also contains customary covenants requiring the Board, subject to certain exceptions, to recommend that the Company’s stockholders accept the Offer and tender their shares of Common Stock to Merger Sub pursuant to the Offer (the “Company Board Recommendation”). Prior to the acceptance time of the Offer, the Board may withhold, withdraw, qualify, or modify the Company Board Recommendation in response to a Company Intervening Event or in response to an acquisition proposal that the Board determines in good faith constitutes a Superior Proposal, in each case, subject to complying with the notice obligations and other specified conditions set forth in the Merger Agreement.

Merger Sub has agreed to commence the Offer as promptly as practicable from the date of the Merger Agreement (but in no event later than June 6, 2022). The consummation of the Offer will be conditioned on (i) the number of shares of Common Stock validly tendered and not properly withdrawn in accordance with the terms of the Offer (excluding any shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” as such term is used in NRS 92A.133(g)), when added to any shares of Common Stock owned by Merger Sub, representing, at the acceptance time of the Offer (the “Acceptance Time”), at least a majority of the voting power of the then issued and outstanding shares of Common Stock, (ii) the accuracy of the representations and warranties of the Company and compliance by the Company with the covenants contained in the Merger Agreement, subject to qualifications, (iii) there not having been a Company Material Adverse Effect with respect to the Company since the date of the Merger Agreement, (iv) the absence of any default or event of default under Financing Agreement (as defined below) and (v) other customary closing conditions.

The consummation of the Merger will be conditioned on (i) no order or other legal restraint that prohibits the consummation of the Merger being in effect, (ii) Merger Sub (or Parent on its behalf) has accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer and (iii) the absence of any default or event of default under the Financing Agreement.

The Merger Agreement contains certain termination rights for both the Company and Parent, including that, subject to certain limitations, (i) the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m. Eastern Time on July 13, 2022 (the “Termination Date”), (ii) the Company and Parent may mutually agree to terminate the Merger Agreement, (iii) prior to the acceptance time of the Offer, the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, subject to the Company paying Parent a termination fee of $3,250,000 and the other terms and conditions set forth in the Merger Agreement, (iv) Parent may terminate the Merger Agreement because the Board changes the Company Board Recommendation or in the event of a Willful Breach by the Company of its no-shop covenants, and (v) the Company may terminate the Merger Agreement if Merger Sub does not commence the Offer by June 6, 2022, or does not extend the Offer when required to do so, or does not accept for payment the shares of Common Stock after the Expiration of the Offer when the conditions to the Offer have been satisfied.

The Company will be required to pay the termination fee of $3,250,000 in the event that (i) the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) Parent terminates the Merger Agreement because the Board changes the Company Board Recommendation, or (iii) Parent terminates the Merger Agreement either due to a breach by the Company that causes a condition to the Offer not to be satisfied or if the Company willfully breaches the no-shop provisions of the Merger Agreement. In addition, the Company will be required to pay the termination fee under specified circumstances if, within 12 months after the termination of the Merger Agreement, the Company enters into or consummates a Competing Acquisition Transaction.

Pursuant to an equity commitment letter, dated as of May 27, 2022 (the “Equity Commitment Letter”), and subject to the terms thereof, EW Healthcare Partners Fund 2, L.P., a Delaware limited partnership (the “Investor”), committed to provide Parent, at the Effective Time, with an equity contribution of up to approximately $93,000,000, the proceeds of which will be used by Parent to pay the Offer Price, Merger consideration and certain fees and expenses required to be paid by Parent at the closing of the Merger pursuant to, and in accordance with, the Merger Agreement. Pursuant to Amendment No. 11 (as defined below) to the Company’s Financing Agreement, and subject to the terms and conditions therein, the Lenders (as defined below) have agreed to roll-over the existing indebtedness of the Company. Pursuant to the Merger Agreement and the Equity Commitment Letter, the Investor is required to pay to the Company any amounts for monetary damages awarded to the Company against Parent or Merger Sub for any willful breach of the Merger Agreement up to a cap of $5,110,000.

The Merger Agreement also provides that the Company, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that the Company may only cause Parent’s equity financing commitment to be funded and the Merger to be consummated in circumstances where the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger are satisfied.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts.

Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders generally are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Sixth Street Financing Agreement Amendments

On May 27, 2022, the Company entered into Amendment No. 10 (“Amendment No. 10”) to that certain Financing Agreement, dated as of April 24, 2019, as amended, with Sixth Street Specialty Lending, Inc., as administrative agent, the various lenders from time to time party thereto (the “Lenders”), and certain of the Company’s subsidiaries party thereto from time to time as guarantors (the “Financing Agreement”). Pursuant to Amendment No. 10, among other amendments, (i) interest payments under the Financing Agreement were paused, such that interest on each term loan shall be payable in cash and in arrears (a) upon any prepayment of that term loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid and (b) on the maturity date, (ii) the minimum cash covenant was set at $10,000,000, (iii) the maturity date of the Financing Agreement was amended to July 13, 2022, (iv) the termination of the Merger Agreement was added as an event of default, and (v) the Company agreed to a paid in kind amendment fee of $1,780,000 (the “Amendment No. 10 PIK Fee”), which fee was added to the principal amount of the loans under the Financing Agreement.

On May 27, 2022, the Company entered into Amendment No. 11 (“Amendment No. 11”) to the Financing Agreement. Amendment No. 11 contains amendments to the Financing Agreement that would go into effect upon the satisfaction of certain conditions on or before July 13, 2022 (the “Amendment Effective Date”), including (i) the consummation of the Merger, (ii) the payment in cash of (a) all accrued and unpaid interest under the Financing Agreement through and including the Amendment Effective Date and (b) all fees, costs, expenses and taxes then payable pursuant to Section 2.7 or 10.2 of the Financing Agreement, and (iii) the delivery to the administrative agent of certain customary documents, including a Pledge Agreement, executed by Parent, with respect to the pledge of 100% of the capital stock of the Company

The foregoing descriptions of Amendment No. 10 and Amendment No. 11 are not complete and are qualified in their entirety by reference to the full text of Amendment No. 10 and Amendment No. 11, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On May 31, 2022, the Company and EW issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Notes Regarding Forward Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “believe,” “will,” “should,” “estimate,” “anticipate,” “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continue,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in any forward-looking statements as a result of numerous factors, risks and uncertainties over which the Company or EW Healthcare Partners, as applicable, have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, including uncertainties as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that if the transaction does not close by July 13, 2022 , or the Company is unable to satisfy the minimum qualified cash covenant under the Company’s Financing Agreement, it will constitute an event of default under the Company’s Financing Agreement and the Company may not continue as a going concern; (2) the parties’ ability to complete  the proposed transaction contemplated by the Merger Agreement in the anticipated timeframe or at all; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction (including that if the transaction agreement is terminated it is an event of default under the Company’s Financing Agreement and the Company may not continue as a going concern); (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) the risk that competing offers or acquisition proposals will be made; (10) general economic conditions, particularly those in the life science and medical device industries; (11) stock trading prices, including the impact of the proposed transaction on the Company’s stock price and the corresponding impact that failure to close the proposed transaction would be expected to have on the Company’s stock price, particularly in relation to the Company’s current and future capital needs and its ability to raise additional funds to finance its future operations in the event the proposed transaction does not close;  (12) the participation of third parties in the consummation of the proposed transaction; and (13) other factors discussed from time to time in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties contained in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on March 23, 2022, and related sections in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available free of charge at http://www.sec.gov or under the “Investors & Media” section on the Company’s website at www.therapeuticsmd.com.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Additional Information about the Transaction and Where to Find It

The tender offer has not yet commenced. This communication is neither an offer to buy nor a solicitation of an offer to sell any securities of the Company, nor is it a recommendation by the Company, its management or Board of Directors that any investors sell or otherwise tender any securities of the Company in connection with the transactions described elsewhere in this communication. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that an affiliate of EW Healthcare Partners intends to file with the SEC. In addition, the Company will file with the SEC a Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Recommendation Statement of the Company on Schedule 14D-9 and related materials filed with the SEC with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investors & Media” section of the Company’s website at www.therapeuticsmd.com. Investors are advised to read these documents when they become available, including the Recommendation Statement of the Company and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares in the tender offer because such documents contain important information, including the terms and conditions of the tender offer.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 27, 2022, among TherapeuticsMD, Inc., Athene Parent, Inc. and Athene Merger Sub, Inc.

10.1†

Amendment No. 10 to Financing Agreement, dated May 27, 2022, by and among TherapeuticsMD, Inc., VitaMedMD, LLC, BocagreenMD, Inc., Sixth Street Specialty Lending, Inc., Top IV Talents, LLC and Tao Talents, LLC.

10.2†

Amendment No. 11 to Financing Agreement, dated May 27, 2022, by and among TherapeuticsMD, Inc., VitaMedMD, LLC, BocagreenMD, Inc., Sixth Street Specialty Lending, Inc., Top IV Talents, LLC and Tao Talents, LLC.

99.1	Joint Press Release, dated May 31, 2022.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

*

Schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2022	THERAPEUTICSMD, INC.

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance